                                 EXHIBIT 99 (A)

                  BANKBOSTON REPORTS FIRST QUARTER NET INCOME
                       OF $207 MILLION OR $1.27 PER SHARE
                       12% GROWTH IN EPS FROM PRIOR YEAR
              COMMON DIVIDEND INCREASED 16% TO 51 CENTS PER SHARE


          BOSTON, April 17, 1997 -- Bank of Boston Corporation ("BankBoston";
NYSE: "BKB") reported today first quarter net income of $207 million, or $1.27 per common share on a fully diluted basis compared with net income for the first quarter of 1996 of $186 million, or $1.13 per share, before special items related to the sale of the mortgage banking subsidiary ($155 million, or $.93 per share, including these special items). Net income for the fourth quarter of 1996 was $202 million, or $1.24 per share.


     Operating highlights were (amounts shown are before special items):

     - On a fully taxable equivalent basis, operating income (before credit costs) was $413 million in the first quarter, compared with $410 million in the prior quarter and $381 million in the first quarter of 1996;

     - Return on average common equity was 18.02% in the first quarter compared with 17.71% in the prior quarter and 16.96% in the first quarter of 1996;

     - Return on average assets was 1.33% in the first quarter, 1.31% in the prior quarter and 1.28% in the first quarter of 1996;

     - Nonaccrual loans and OREO totaled $445 million at March 31, 1997, compared with $452 million at December 31, 1996 and $449 million at March 31, 1996. Net credit losses were $79 million in the first quarter compared with $75 million in the prior quarter and $51 million in the first quarter of 1996.


     The Board of Directors approved an increase in the Corporation's quarterly dividend on common stock to 51 cents per share from 44 cents per share. The dividend is payable on May 30 to stockholders of record on May 5.

NONINTEREST INCOME

         The components of noninterest income are as follows:

 Fourth
Quarter                                                First Quarter
-------                                                -------------
   1996      (in millions)                              1997   1996   Change
  -----                                                 ----   ----   ------
  $ 147      Financial service fees                    $ 138  $ 163     $(25)
     45      Net equity and mezzanine profits             37     37        0
     25      Mutual fund fees                             25     21        4
     34      Personal trust fees                          34     32        2
      6      Other trust and agency fees                   7      4        3
     17      Trading profits and commissions              19     13        6
     17      Net foreign exchange trading profits         19     13        6
             Securities portfolio gains, net (before
      7      valuation charges in Q4'96)                   9     13       (4)
     31      Other income                                 42     40        2
     11      Other items                                   0      0        0
  -----                                                -----  -----     ----
    340         Subtotal                                 330    336       (6)
             Mortgage banking related items, net
      0         (details on following page)               0    (51)      51
  -----                                                ----   -----     ----
  $ 340      Total                                     $ 330  $ 285     $ 45
  =====                                                =====  =====     ====

     - Changes in financial service fees are detailed below. The decline from the first quarter of 1996 was greatly influenced by the sale of the Corporation's mortgage banking subsidiary in March 1996.
     - Equity and mezzanine profits declined from the fourth quarter of 1996 and were flat with the prior year. The Corporation continues to make new investments and the portfolio balance has grown over $200 million since the beginning of 1996.
     - Mutual fund fees were flat with the fourth quarter of 1996 and improved $4 million from the prior year. The increase from the prior year was due, in part, to higher levels of funds under management in Brazil. These funds stood at $4.1 billion at March 31, 1997 compared with $3.0 billion a year earlier.
     - The increase in personal trust and other trust and agency fees from the first quarter of last year reflected a higher level of assets under management and higher custody fees, respectively.
     - Trading account profits and commissions improved in both comparisons driven mainly by a higher level of profits from Brazil.
     - The growth in foreign exchange profits from the prior periods reflected the Corporation's increased emphasis in this segment of its Global Capital Markets business.
     - The combination of other income and other items was flat with the prior quarter. Other income in the first quarter of 1997 included gains from the sale of consumer loans and a higher level of income from the Corporation's Argentine pension management and mortgage banking joint ventures, which included the effect of the recently completed initial public offering by HomeSide, Inc. Amounts included within other items in the fourth quarter of 1996 were as follows: (1) a gain of $47 million from the previously announced sale of twenty branches to US Trust, which involved the transfer of approximately $700 million of deposits and $500 million of loans, (2) a charge of $25 million from the transfer of approximately $400 million of commercial real estate loans into a held for sale account as part of the Corporation's balance sheet management program, and (3) valuation-related charges of $11 million associated with certain investments.

     The components of financial service fees are as follows:

Fourth
-------                                          First Quarter
Quarter                                         ---------------
-------
1996     (in millions)                           1997      1996       Change
----                                            -----     -----       ------

$ 59      Deposit and ATM-related fees          $  57     $  59       $  (2)
  17      Letters of credit and
              acceptance fees                      17        17           0
  21      Syndication and agent fees               14        10           4
  10      Other loan-related fees                   9        11          (2)
          Net mortgage servicing fees
   0           (before items detailed below)        0        22         (22)
  40      Other                                    41        44          (3)
----                                            -----     -----       -----
$147              Total                         $ 138     $ 163        ($25)
====                                            =====     =====       =====

     - Deposit and ATM-related fees declined in both comparisons due, in part, to the fourth quarter sale of branches to US Trust.
     - Syndication and agent fees declined from the unusually high level of income attained during the fourth quarter of 1996. The increase from the prior year reflected a higher volume of transactions generated by the Corporation's corporate finance business.
     - The decline in net mortgage servicing fees from the prior year reflected the sale of the Corporation's mortgage banking subsidiary.
     - The decline in other financial service fees from the prior year is mainly due to lower levels of credit insurance and advisory fees.

     Mortgage banking-related special items included in the first quarter of 1996 were as follows:

            (in millions)
              Sale of mortgage subsidiary                    $  60
              Contracts used to manage prepayment
                risk, net                                     (111)
                                                             -----
                  Total                                      $ (51)
                                                             =====

     During the first quarter of 1996 the Corporation recorded a net pre-tax loss of $51 million from mortgage banking-related items. As a result of the first quarter's rising rate environment, a loss of $111 million (net of decreased servicing amortization) was recorded from the change in market value of contracts used to manage prepayment risk in the mortgage servicing portfolio which, in turn, protected the economic value of the Corporation's mortgage banking subsidiary pending the completion of its sale to HomeSide, Inc. The completion of this transaction resulted in the recognition of gains totaling $106 million of which $60 million was recorded in the first quarter and $46 million was recorded in the second quarter. The Corporation now owns a 26% interest in HomeSide, Inc., which ranks among the country's largest mortgage banking companies.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $625 million for the first quarter of 1997, compared with $616 million in the prior quarter and $571 million in the first quarter of 1996. Net interest margin was 4.47% for the first quarter of 1997 and the fourth quarter of 1996, compared with 4.40% in the first quarter of last year.
     The $9 million increase in net interest revenue from the prior quarter reflected a growth in average earning assets of approximately $2 billion, higher levels of dividends from UK and Argentine equity investments, interest recoveries on loans, and wider spreads from the credit card business as the "promotional rate" period expired on additional loans in the portfolio. These factors were partially offset by the full quarter impact of the sale of approximately $700 million of retail deposits to US Trust, which occurred in the fourth quarter, and fewer days in the first quarter. Net interest margin was flat compared with the fourth quarter. The favorable impact of the equity dividends, interest recoveries, and wider credit card spreads served to offset a decline in margin from the US Trust sale and the aforementioned growth in average earning assets. The latter stemmed from an increase in various categories of treasury assets, mainly investment securities, as the Corporation sought to invest a portion of its excess capital in productive assets.
     Compared with the prior year, net interest revenue and margin each improved. Contributing to the increase in net interest revenue were higher levels of average earning assets, which increased by over $4 billion, including an increase of $2.6 billion in average loans and leases. Increases in domestic commercial and consumer loans coupled with growth in the Latin American portfolio were partially offset by a decline in residential mortgages, which reflected sales that took place during 1996. The equity dividends and interest recoveries discussed above were also factors in the net interest revenue increase and were the main reasons for the improvement in net interest margin.

NONINTEREST EXPENSE
     The components of noninterest expense are as follows:

 Fourth
-------                                            First
Quarter                                           Quarter
-------                                         ------------
   1996      (in millions)                       1997   1996   Change
  -----                                         -----  -----   ------
  $ 299      Employee costs                     $ 310  $ 293     $17
     87      Occupancy & equipment                 86     85       1
     14      Professional fees                     12     13      (1)
     24      Advertising and public relations      22     27      (5)
     27      Communications                        26     26       0
      7      Goodwill amortization                  7      5       2
     88      Other                                 79     76       3
  -----                                         -----  -----     ---
    546      Subtotal before OREO costs           542    525      17
      2      OREO costs                             2      2       0
  -----                                         -----  -----     ---
  $ 548            Total                        $ 544  $ 527     $17
  =====                                         =====  =====     ===


     Noninterest expense before OREO costs was $542 million in the first quarter of 1997, compared with $546 million in the prior quarter and $525 million for the same quarter in 1996.
     The $4 million decrease from the fourth quarter was partly due to a lower level of expenses from the Regional Consumer business, including additional cost savings from the BayBanks integration. In addition, there were declines in various non-employee cost categories including professional fees, advertising, travel and litigation costs. These declines were partially offset by an increase in employee costs which reflected, in part, higher incentive compensation, an increase in expenses from Brazil caused by branch expansion and increased levels of payroll taxes, and Millennium Project ("Year 2000") costs. Incentive compensation in the fourth quarter included the effect of a $6 million charge associated with a performance restricted stock plan for certain employees.
     Compared with first quarter of 1996, the growth in noninterest expense reflected ongoing expansion and investment spending in several of the Corporation's growth businesses, mainly Latin America and capital markets. Initiatives in these businesses included branch expansion and growth in fee-based businesses in Latin America and the start up of a Section 20 subsidiary and the hiring of sales/trading professionals in all capital markets businesses. Current year expense levels also included higher incentive compensation costs related to improved business unit performance. These increases were partially offset by cost savings achieved from the BayBanks integration.

CREDIT PROFILE
Loan and Lease Portfolio
     The segments of the lending portfolio are as follows:


 (in millions)                             3-31-97    12-31-96   9-30-96    6-30-96    3-31-96
                                          --------    --------   --------   --------   --------
 United States Operations:
   Commercial, industrial and financial   $ 14,203    $ 13,162   $ 13,828   $ 12,915   $ 12,677
   Commercial real estate
     Construction                              265         284        323        410        383
     Other commercial real estate            3,129       3,240      3,228      3,326      3,242
   Consumer-related loans:
     Residential mortgages                   3,067       3,184      4,156      4,133      4,218
     Home equity loans                       2,908       2,878      2,842      2,775      2,644
     Credit card                             1,404       1,395      1,320      1,223        810
     Other                                   4,708       5,503      5,349      5,218      5,200
   Lease financing                           1,766       1,816      1,778      1,627      1,565
   Unearned income                            (275)       (287)      (272)      (245)      (240)
                                          --------    --------   --------   --------   --------
                                            31,175      31,175     32,552     31,382     30,499
                                          --------    --------   --------   --------   --------


International Operations:
   Loans and lease financing, net of
     unearned income                         9,844       9,886      9,501      9,271      8,769
                                          --------    --------   --------   --------   --------
Total loans and lease financing           $ 41,019    $ 41,061   $ 42,053   $ 40,653   $ 39,268
                                          ========    ========   ========   ========   ========

      Loans and leases were approximately $41 billion at March 31, 1997 and December 31, 1996. Growth in the domestic commercial, industrial and financial category, which was driven by increases in various corporate banking businesses, was offset by lower levels of domestic commercial real estate and consumer loans reflecting loan sales which occurred during the first quarter.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $445 million at March 31, 1997, compared with $452 million at December 31, 1996, and $449 million at March 31, 1996. Nonaccrual loans and OREO represented 1.1% of related assets at March 31, 1997, December 31, 1996 and March 31, 1996.

     The components of consolidated nonaccrual loans and OREO are as follows:


(in millions)                              3-31-97   12-31-96   9-30-96   6-30-96   3-31-96
                                          --------   --------  --------   -------   -------
 Domestic nonaccrual loans:
   Commercial, industrial and financial   $     72   $     82  $    114   $   140   $    93
   Commercial real estate
     Construction                                4          6         9        10        22
     Other commercial real estate               47         67        84        86       102
   Consumer-related loans
     Residential mortgages                      65         57        60        45        46
     Home equity loans                          25         23        22        20        16
     Credit card                                23         17         5         2         0
     Other                                      41         44        44        38        42
                                          --------   --------  --------   --------  --------
                                               277        296       338       341       321
                                          --------   --------  --------   --------  --------
 International nonaccrual loans                119        106       106        57        63
                                          --------   --------  --------   --------  --------
     Total nonaccrual loans                    396        402       444       398       384
 OREO                                           49         50        52        62        65
                                          --------   --------  --------   --------  --------
     Total                                $    445   $    452  $    496   $   460   $   449
                                          ========   ========  ========   ========  ========


Provision and Reserve for Credit Losses

     The reserve for credit losses at March 31, 1997 was $864 million, or 2.11% of outstanding loans and leases, compared with $883 million, or 2.15% at December 31, 1996, and $884 million, or 2.25% at March 31, 1996. The reserve for credit losses was 218% of nonaccrual loans at March 31, 1997, 220% at December 31, 1996, and 230% at March 31, 1996.
     The provision for credit losses was $60 million in the first quarter of 1997 and the fourth quarter of 1996 compared with $57 million in the first quarter of 1996.
     Net credit losses were $79 million for the first quarter of 1997, compared with $75 million (including $15 million related to the transfer of commercial real estate loans into a held for sale account) for the prior quarter and $51 million for the comparable period last year. Net credit losses as a percent of average loans and leases on an annualized basis were .77% in the first quarter of 1997, compared with .71% for the fourth quarter of 1996 and .52% for the first quarter of 1996.


Net credit losses were as follows:
 Fourth
-------                                                First
Quarter                                               Quarter
-------                                             ------------
   1996     (in millions)                            1997  1996
   ----                                             -----  -----
            Domestic
   $  3      Commercial, industrial and financial   $  18  $   3
     16      Commercial real estate*                    0     11
             Consumer-related loans:
      2        Residential mortgages                    1      4
     13        Credit card                             19      3
      3        Home equity loans                        2      2
     26        Other                                   35     23
   ----                                             -----  -----
     63                                                75     46
     12     International                               4      5
   ----                                             -----  -----
   $ 75        Total                                $  79  $  51
   ====                                             =====  =====

*The fourth quarter commercial real estate total includes $15 million associated with the transfer of loans into a held for sale category.

THE CORPORATION

     BankBoston, with assets of $64.8 billion, was founded in 1784. BankBoston is engaged primarily in consumer banking in southern New England, providing financing and capital markets services to selected corporations regionally, nationally and internationally, and full-service banking in key Latin American markets. The Corporation and its subsidiaries operate through a network of 650 offices in the U.S. and through more than 100 offices in 23 countries in Latin America, Europe and Asia, the third largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                           CONSOLIDATED BALANCE SHEET

(dollars in millions)
 December 31                                                          March 31
------------                                                ------------------
        1996                                                   1997       1996
------------                                                --------   -------
               Assets
                 Securities:
     $   680       Held to maturity                         $   692    $   699
       7,804       Available for sale                         9,082      7,280

      41,061     Loans and lease financing                   41,019     39,268
        (883)    Reserve for credit losses                     (864)      (884)
     -------                                                -------    -------
      40,178       Net loans and lease financing             40,155     38,384

       4,729     Other earning assets                         5,755      4,500
       8,915     Cash and other nonearning assets             9,096      7,152
     -------                                                -------    -------
     $62,306       Total Assets                             $64,780    $58,015
     =======                                                =======    =======

               Liabilities and Stockholders' Equity
     $42,831     Deposits                                   $42,307    $41,349
       9,158     Funds borrowed                              11,838      7,635
       2,821     Notes payable                                2,708      2,499
       2,062     Other liabilities                            2,566      1,846
                 Guaranteed preferred beneficial
                   interest in corporation's junior
         500       subordinated debt                            500          0
     -------                                                -------    -------
      57,372      Total Liabilities                          59,919     53,329
     -------                                                -------    -------
               Stockholders' Equity
         508     Preferred equity                               508        508
       4,426     Common equity                                4,353      4,178
     -------                                                -------    -------
       4,934      Total Stockholders' Equity                  4,861      4,686
     -------                                                -------    -------
                  Total Liabilities and Stockholders'
     $62,306           Equity                               $64,780    $58,015
     =======                                                =======    =======

                           SELECTED AVERAGE BALANCES

Quarter Ended                                                     Quarters Ended
-------------                                                     --------------
  December 31                                                           March 31
-------------                                                        -----------
         1996                                                  1997         1996
-------------                                               -------      -------
               Assets
    $41,835      Loans and lease financing                  $41,732      $39,179
      8,029      Securities                                   9,261        8,143
     54,819      Total earning assets                        56,641       52,172
     61,056      Total assets                                63,224       58,587
               Liabilities and Stockholders' Equity
     34,739      Interest bearing deposits                   34,349       33,547
      7,292      Noninterest bearing deposits                 7,550        7,085
    -------                                                 -------      -------
     42,031        Total deposits                            41,899       40,632
      2,983      Notes payable                                3,316        2,421
     47,079      Total interest bearing liabilities          48,531       45,029
      4,317      Common stockholders' equity                  4,444        4,198
      4,825      Total stockholders' equity                   4,952        4,706

                              NUMBER OF EMPLOYEES

                                   Mar 31   Dec 31   Mar 31
                                    1997     1996     1996
                                  --------  -------  --------

Full time equivalent employees     22,000   22,000   22,400

                        CONSOLIDATED STATEMENT OF INCOME

  (dollars in millions, except per share amounts)
  Quarters Ended                                                      Quarters Ended
     December 31                                                          March 31
  --------------                                                      -----------------
            1996                                                        1997      1996
            ----                                                      --------  -------

        $1,250.1       Interest income                                $1,275.0  $1,240.3
           638.9       Interest expense                                  655.0     674.8
        --------                                                      --------  --------
           611.2        Net interest revenue                             620.0     565.5
            60.0       Provision for credit losses                        60.0      56.9
        --------                                                      --------  --------
                        Net interest revenue after provision
           551.2         for credit losses                               560.0     508.6
        --------                                                      --------  --------
                       Noninterest income:
           146.6        Financial service fees                           137.5      51.6
            65.0        Trust and agency fees                             66.0      57.4
            17.2        Trading profits and commissions                   19.3      12.9
             (.8)       Securities portfolio gains, net                    8.8      13.4
           111.5        Other income                                      98.1     149.9
        --------                                                      --------  --------
           339.5         Total noninterest income                        329.7     285.2
        --------                                                      --------  --------
                       Noninterest expense:
           254.5        Salaries                                         257.7     240.8
            44.4        Employee benefits                                 52.7      52.2
            50.6        Occupancy expense                                 50.8      51.1
            36.2        Equipment expense                                 35.6      34.3
           160.4        Other expense                                    145.9     147.0
        --------                                                      --------  --------
           546.1          Subtotal                                       542.7     525.4
             1.8        OREO costs                                         1.5       1.5
        --------                                                      --------  --------
           547.9         Total noninterest expense                       544.2     526.9
        --------                                                      --------  --------
           342.8       Income before income taxes                        345.5     266.9
           141.3        Provision for income taxes                       138.7     112.0
        --------                                                      --------  --------
          $201.5       NET INCOME                                     $  206.8  $  154.9
        ========                                                      ========  ========

                       NET INCOME PER COMMON SHARE:
           $1.26         Primary                                      $   1.29  $    .94
           $1.24         Fully diluted                                $   1.27  $    .93
            $.44       DIVIDENDS PAID PER COMMON SHARE                $    .44  $    .37

                       Average number of common shares, in thousands:

         152,975          Primary                                      153,421   154,988
         155,157          Fully diluted                                155,592   156,844

            $9.4       Preferred dividends                            $    9.3  $    9.3


                                   OTHER DATA

(dollars in millions, except per share amounts)

Quarter Ended                                                                                Quarters Ended
-------------                                                                                --------------
  December 31                                                                                     March  31
  -----------                                                                                  ------------
         1996                                                                          1997            1996
         ----                                                                         -----           -----
                          EARNINGS PER SHARE BEFORE SPECIAL ITEMS*:
        $1.26               Primary                                                $   1.29        $   1.14
        $1.24               Fully diluted                                          $   1.27        $   1.13

                          RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
        1.31%               Net income                                                 1.33%           1.06%
        1.31%               Net income before special items*                           1.33%           1.28%

                          RETURN ON AVERAGE COMMON EQUITY (ANNUALIZED):
        17.71%              Net income                                                18.02%          13.94%
        17.71%              Net income before special items*                          18.02%          16.96%

                          * First quarter 1996 amounts exclude items related to the sale of the mortgage banking subsidiary.

                          CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                            Net interest revenue, fully taxable
       $616.5                 equivalent basis                                     $  625.0        $  570.9
         4.47%               Net interest margin                                       4.47%           4.40%

         4.65%            DOMESTIC NET INTEREST MARGIN (ESTIMATED)                     4.54%           4.53%
         3.97%            INTERNATIONAL NET INTEREST MARGIN (ESTIMATED)                4.30%           3.99%

      Dec. 31                                                                                       Mar. 31
      -------                                                                                  ------------
         1996                                                                          1997            1996
      -------                                                                         -----           -----
                          COMMON STOCKHOLDERS' EQUITY:
       $4,426             Common stockholders' equity                              $  4,353        $  4,178
      153,173             Common shares outstanding, in thousands                   151,807         153,935
                          Per common share:
       $28.89              Book value                                              $  28.67        $  27.14
        64.25              Market value                                               67.00           49.63

                          CAPITAL RATIOS/REGULATORY CAPITAL:
         6.49%            Tangible Common Equity ratio                                 6.13%           6.63%
                          Risk-based capital ratios:                                 Estimate
          9.2%              Tier 1 capital ratio (minimum required 4.00%)               8.9%            8.7%
         13.6%              Total capital ratio (minimum required 8.00%)               13.0%           12.9%
          8.2%            Leverage ratio                                                7.7%            7.4%
       $4,954             Tier 1 capital                                           $  4,838        $  4,296
        7,291             Total capital                                               7,045           6,402
       53,583             Total risk-adjusted assets                                 54,093          49,476


                            RESERVE FOR CREDIT LOSSES

(dollars in millions)
Quarter Ended                                                          Quarters Ended
  December 31                                                                March 31
-------------                                                   ----------------------
         1996                                                     1997           1996
         ----                                                   -------         ------

       $896.7    Beginning balance                              $883.3          $889.2

         60.0    Provision for credit losses                      60.0            56.9
          1.5    Reserve of acquired companies                     0.0             0.0
          0.0    Reserves of companies sold                        0.0           (10.9)

        (98.1)   Credit losses                                   (96.7)          (71.9)
         23.2    Recoveries                                       17.4            20.8
     --------                                                   ------           -----
        (74.9)   Net credit losses                               (79.3)          (51.1)
     --------                                                   ------          ------

       $883.3    Ending balance                                 $864.0          $884.1
     ========                                                   ======          ======

         2.15%   Reserve as a % of loans and leases               2.11%           2.25%
     ========                                                   ======          ======

          220%   Reserve as a % of nonaccrual loans                218%            230%
     ========                                                   ======          ======


                               RENEGOTIATED LOANS

(in millions)                                                                   1996           1997
                                First          Second          Third          Fourth          First
                                  Qtr             Qtr            Qtr             Qtr            Qtr
                             --------        --------       --------        --------       --------
  Renegotiated loans              $28             $13            $11              $8             $0
                             ========        ========       ========        ========       ========


